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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this Joint Proxy Statement/Prospectus of Select Income REIT that is made a part of the Pre-Effective Amendment No. 2 to the Registration Statement (Form S-4 No. 333-199445) of Select Income REIT for the registration of 42,728,683 shares of its common shares of beneficial interest and to the incorporation by reference therein of our report dated February 21, 2014, with respect to the consolidated financial statements and schedules of Select Income REIT included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Ernst & Young LLP Boston, Massachusetts December 12, 2014

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  Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM